EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 1994, on our audits of the consolidated financial statements and financial statement schedules of Chesapeake Corporation and subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in Chesapeake Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.


/s/ Coopers & Lybrand L.L.P.


Richmond, Virginia
November 11, 1994